Exhibit (10) I (4)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

FOR OUTSIDE DIRECTORS

THIS AGREEMENT, made this day of by and between Peapack-Gladstone Financial Corporation (the “Company”) and (the “Optionee”),

WITNESSETH

WHEREAS, the Optionee is now an outside Director of the Company and the Company desires to afford him or her with the opportunity to acquire, or enlarge, his or her stock ownership in the Company so that he or she may have a direct proprietary interest in the Company’s continuing success:

NOW, THEREFORE, in consideration of the covenants and agreement herein contained, the parties hereto hereby agree as follows:

1.	Grant of Option. Pursuant to the provisions of the 2006 Long-Term Stock Incentive Plan adopted by shareholders on April 25, 2006 (the “2006 Plan”), the Company hereby grants to the Optionee, subject to the terms and conditions of the 2006 Plan (the terms of which are incorporated herein by reference), and subject further to the terms and conditions herein set forth, the right and option (the “Option”) to purchase from the Company all or any part of an aggregate of ________ Shares of the Company at the purchase price of ________ per Share, which purchase price shall be not less than 100% of the Fair Market Value of the Company’s common stock on the date of grant, such Option to be exercised as hereinafter provided.

2.	Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

a.	Termination of Option. Each Option shall expire upon the earlier of (i) one hundred twenty (120) months following the date of grant, or (ii) three (3) years following the date on which the outside Director ceases to serve in such capacity for any reason other than removal for cause. If the Optionee dies before fully exercising any portion of an Option then exercisable, such Option may be exercised by his or her beneficiary, personal representative(s), heir(s), or devisee(s) at any time within the three (3) year period following his or her death; provided, however, that in no event shall the Option be exercisable more than one hundred twenty (120) months after the date of its grant. Notwithstanding anything else to the contrary herein, if the Optionee’s service terminates at a time when Cause (as defined in the 2006 Plan) exists, then any and all outstanding Options shall automatically be terminated and void as of the date that Cause arose.

b.	Exercise of Option. The Option may be exercised, to the extent exercisable by its terms, in whole or in part at any time prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of Shares as to which the Option is being exercised.

c.	Conditions of Exercise. The Option shall not be exercisable during the twelve months following the date of grant. Thereafter, subject to the following provisions of this paragraph, the Option shall become exercisable as follows:

i.	One-fifth (20%) of the Options may be exercised after one year from the date of grant;

ii.	Two-fifths (40%) of the Options may be exercised after two years from the date of grant;

iii.	Three-fifths (60%) of the Options may be exercised after three years from the date of grant;

iv.	Four-fifths (80%) of the Options may be exercised after four years from the date of grant; and

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v.	One hundred percent (100%) of the Options may be exercised after five years from the date of grant, but only if the Optionee continues to serve as an outside Director at such applicable vesting dates, unless otherwise provided in the 2006 Plan, and provided that the Option may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. The right of the Optionee to purchase Shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time, prior to the tenth anniversary of the date of grant or three (3) years following the date on which the outside Director ceases to serve in such capacity for any reason other than removal for cause, whichever occurs first.

d.	Payment of Purchase Price Upon Exercise. The Option shall be exercised in the following manner: the Optionee, or person(s) having the right to exercise the Option upon the death or total Disability of the Optionee, shall deliver to the Company written notice, in substantially the form of the notice attached hereto, specifying the number of Shares which he or she elects to purchase pursuant to the exercise of the Option, together with either:

i.	Cash;

ii.	A check;

iii.	A number of previously acquired Shares of the Company’s common stock having fair market value (as of the date preceding the date of exercise) equal to the price to be paid upon the exercise of the Option; or

iv.	Any combination of cash and Shares of the Company’s common stock, the sum of which equals the total price to be paid upon the exercise of the Option, and the stock purchase shall thereupon be promptly delivered, however, the Company may, in its discretion, require that the Optionee pay to the Company, at the time of exercise, any such additional amount as the Company deems necessary to satisfy its liability to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the transfer of Shares thereupon. The Optionee will not be deemed to be a holder of any Shares pursuant to exercise of the Option until the date of the issuance of a stock certificate to him or her for such Shares and until the Shares are paid for in full.

e.	Exercise Upon Termination of Service. Upon the termination of an Optionee’s service as an outside Director for the Company for any reason other than Disability, Change in Control or death, the Optionee’s Options shall be exercisable only as to those Shares which were immediately purchasable by the Optionee at the date of termination. In the event of the Optionee’s termination as an outside Director by reason of death, Retirement or Disability, all Options held by such Optionee shall become immediately exercisable by the Optionee or the Optionee’s legal representatives or beneficiaries. Upon termination of the Optionee’s service due to or within 12 months after a Change in Control, all Options held by such Optionee shall become immediately exercisable.

f.	Non-transferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Optionee, this Option shall be exercisable only by the Optionee or by his or her guardian or legal representative.

g.	Adjustments. In the event of any change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of Shares, or of any similar change affecting the common stock, then in any such event the number and kind of Shares subject to this Option and their purchase price per Share shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

h.	No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. No adjustment shall be made for the dividends or distributions or other rights with respect to such Shares for which the record date is prior to the date upon which he or she shall become the holder of record thereof.

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i.	Compliance with Laws and Regulations. This Option and the obligation of the Company to sell and deliver Shares hereunder, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

3.	Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the 2006 Plan and agrees to be bound by all the terms and provisions thereof.

4.	Notices. Any notice hereunder to the Company shall be addressed to it at its office, 158 Route 206 North, Gladstone, New Jersey 07934, Attention: Arthur F. Birmingham, and any notice hereunder to Optionee shall be addressed to him or her at . Either party may designate some other address at any time hereafter in writing.

IN WITNESS WHEREOF, Peapack-Gladstone Financial Corporation has caused this Agreement to be executed by its President or a Vice President and Optionee has executed this Agreement, both as of the date and year first above written.

PEAPACK-GLADSTONE FINANCIAL
CORPORATION

By:
Name:
Title:

Optionee

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